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                                                                                                                                    Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended November 30, 2000, into UAL's previously filed Form S-8 and Post Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44553), Form S-8 Registration Statement (File No. 33-62749), Form S-8 Registration Statement (File No. 333-52249), and Form S-8 Registration Statement (File No. 333-63179) for the United Air Lines, Inc. Flight Attendant Employees' 401(k) Retirement Savings Plan.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN  LLP

Chicago, Illinois
May 24, 2001

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